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                                                                    EXHIBIT 99.8


          REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of _____________, 1995, by and among TELE-COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and Lawrence Flinn, Jr. (the "Seller").

          WHEREAS, TCI Merger Sub, Inc. ("Merger Sub"), the Company and United Video Satellite Group, Inc. ("UV") are parties to an Agreement and Plan of Merger, dated as of July ___, 1995 (the "Transaction Agreement"), providing for the merger of Merger Sub with and into UV (the "Merger");

          WHEREAS, in connection with the transactions contemplated by the Transaction Agreement, the Seller received shares of (i) the Company's Redeemable Convertible TCI Group Preferred Stock, Series G, par value $.01 per share (the "TCI Group Preferred Stock"), convertible into an aggregate of ________ shares of the Company's Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "TCI Group Common Stock"), and (ii) the Company's Redeemable Convertible Liberty Media Group Preferred Stock, Series H, par value $.01 per share (the "LMG Preferred Stock" and, together with the TCI Group Preferred Stock, the "TCI Preferred Stock"), convertible into an aggregate of ________ shares of the Company's Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (the "Liberty Media Group Common Stock" and, together with the TCI Group Common Stock, the "Common Stock"), which shares of Common Stock are "restricted securities" (as defined in Rule 144 under the Securities Act of 1933, as amended), and the Company has agreed to provide the Seller with the registration rights set forth herein.

          NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Certain Definitions.

          Business Day: Any day other than a Saturday, Sunday or holiday on which banking institutions in Denver, Colorado or New York, New York are closed.

          Commission: The Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Exchange Act.

          Company Indemnified Parties: As defined in Section 6(b).

          Demand Registration: As defined Section 2(a).

          Exchange Act: The Securities and Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

          Losses:  As defined in Section 6(a).

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          Market Value:  As to each Registrable Share at any date, the average of the daily closing prices for shares of the Common Stock for the 10 consecutive trading days before the day in question. The closing price for such shares for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal United States securities exchange registered under the Exchange Act on which such shares are listed or admitted to trading, or if they are not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if no sale is reported) as reported on the Nasdaq Stock Market, or any comparable system, or if such shares are not quoted on the Nasdaq Stock Market, or any comparable system, the average of the closing bid and asked prices as furnished by any market maker in such shares who is a member of the National Association of Securities Dealers, Inc.

          Prospectus: The prospectus included in the Registration Statement as of the date it becomes effective under the Securities Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, as amended, and each prospectus supplement relating to the offering and sale of any of the Registrable Shares.

          Registrable Shares: Shares of Common Stock acquired by the Seller upon conversion of the TCI Preferred Stock and any other shares of capital stock of the Company issued in respect of such shares as a result of stock splits, stock dividends, reclassification, recapitalizations, mergers, consolidations or similar events. References in this Agreement to amounts or percentages of Registrable Shares as of or on any particular date shall be deemed to refer to amounts or percentages after giving effect to any applicable events contemplated by the preceding sentence. Any Registrable Share will cease to be a Registrable Share when (i) a registration statement covering such Registrable Share has been declared effective by the Commission and such Registrable Shares has been disposed of pursuant to such effective registration statement, (ii) such Registrable Share may be publicly resold without registration under the Securities Act or (iii) such Registrable Share is no longer held by the Seller, members of his family and trusts, partnerships and other entities primarily for their benefit and that of the Seller.

          Registration Statement: A registration statement of the Company on any form (to be selected by the Company) for which the Company then qualifies and which permits the secondary resale thereunder of the number of Registrable Shares required pursuant to this Agreement to be included therein. The term "Registration Statement" shall also include all exhibits and financial statements and schedules and documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

          Sale Period: Each fifteen (15) day period commencing on the fifth day following the dates upon which the Company files with the Commission its Quarterly Report on Form 10-Q or its Annual Report on Form 10-K.

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          Securities Act:  The Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

          Shelf Registration Statement:  As defined in Section 2(d).

     2.   Demand Registration.

          (a) At any time after issuance of the Registrable Shares, the Seller shall have the right to request registration (a "Demand Registration") under the Securities Act of the Seller's Registrable Shares upon the terms and subject to the terms, conditions and limitations set forth herein.

          (b) The Seller may elect to exercise the right to request a Demand Registration pursuant to this Section 2 by furnishing the Company with written notice thereof (a "Demand Notice") which sets forth the number of Registrable Shares requested to be registered and the Seller's preferred method of distribution of such Registrable Shares. The Company shall as soon as practicable after the date on which it receives the Demand Notice, file with the Commission and use its commercially reasonable efforts to cause to become effective a Registration Statement which shall cover the Registrable Shares specified in the Demand Notice.

          (c) Notwithstanding the preference of the Seller as to the method of distribution of any Registrable Shares that may be set forth in a Demand Notice, the Company, in its sole discretion, may determine that the sale of Registrable Shares pursuant to any Demand Registration be pursuant to a firm commitment underwriting, the managing underwriter of which shall be a nationally recognized investment banking firm selected by the Company. If the lead managing underwriter of any such underwritten public offering determines in good faith that the aggregate number of Registrable Shares to be offered exceeds the number of shares that could be sold without having an adverse effect on such offering (including the price at which the Registrable Shares may be sold), then, subject to Section 3(a)(v), the number of Registrable Shares to be offered shall be reduced to the amount recommended by such lead managing underwriter. The Company shall enter into the same underwriting agreement as shall the Seller, containing representations, warranties, indemnities, and agreements reasonably acceptable to the Company and not substantially different from those customarily made by an issuer in underwriting agreements with respect to secondary distributions.

          (d) In response to any Demand Notice, the Company may, in its sole discretion, prepare and file with the Commission a Registration Statement covering all of the Registrable Shares for offering and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration Statement"). The section of the Shelf Registration Statement entitled "Plan of Distribution" shall be prepared in accordance with the requirements of Item 508 of Regulation S-K promulgated by the Commission under the Securities Act ("Regulation S-K") and, notwithstanding anything to the contrary contained herein, shall provide that the Seller may distribute the Registrable Shares pursuant to such Registration Statement only during a Sale Period and solely in the manner set forth on Exhibit A hereto.

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          (e) The Company shall be entitled to postpone, for a reasonable period of time not in excess of 120 days after its receipt of a Demand Notice, the filing of any Registration Statement, if (i) at any time prior to the filing of such Registration Statement the Company determines, in its reasonable business judgment, that such registration and offering could interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization, or other material transaction or development involving the Company or any of its affiliates or require the Company to disclose matters that otherwise would not be required to be disclosed at such time and (ii) the Company gives the Seller written notice of such postponement. Any such notice need not specify the reasons for such postponement if the Company determines, in its reasonable business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information. In the event of such postponement, the Company shall file such Registration Statement as soon as practicable after it shall determine, in its reasonable business judgment, that such registration and offering will not interfere with the matters described in the first sentence of this Section 2(e). If the Company shall postpone the filing of any Registration Statement, the Seller shall have the right to withdraw his request for such registration by giving notice to the Company within 15 days of the notice of postponement. In the event that the Seller withdraws his request in the foregoing manner, such request shall not be counted for purposes of determining the number of registrations to which the Seller is entitled pursuant to Section 3(a)(i) or Section 3(a)(ii) hereof.

          (f) The Seller may, before any underwriting agreement relating to his Registrable Shares is signed or before any Registration Statement becomes effective, withdraw his Registrable Shares from inclusion therein, should the terms of sale not be satisfactory to him, provided, however, that such registration shall be deemed to have occurred for the purposes of Section 3(a)(i) and Section 3(a)(ii) hereof, unless the Seller pays, within 20 days after any such withdrawal, all of the out-of-pocket expenses of the Company incurred in connection with such registration.


     3.   Limitations on Registration Rights.

          (a) Notwithstanding the provisions of Section 2 hereof, the Company shall not be required to effect or maintain any registration if (i) the Company has previously filed with the Commission two Registration Statements pursuant to Section 2 of this Agreement; (ii) the Company has previously filed a Registration Statement under the Securities Act pursuant to Section 2 within the six-month period preceding the receipt of a Demand Notice; (iii) the Company has previously filed and the Commission has declared effective under the Securities Act a Shelf Registration Statement and such Shelf Registration Statement is effective or remained effective for the two-year period referred to in Section 4(a)(i) hereof; (iv) the Company, in order to comply with such request, would be required to undergo a special interim audit or prepare and file with the Commission sooner than would otherwise be required, pro forma or other financial statements relating to any proposed or probable transaction; (v) the total number of Registrable Shares requested to be registered on any Registration Statement shall be less than two million (2,000,000); (vi) the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act; or (vii) there shall have been a material breach of a representation, warranty, covenant or agreement contained in the Transaction Agreement

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     or an unsatisfied claim under any indemnity arrangement relating thereto by a party other than the Company or any of its affiliates, which breach continues after the expiration of any applicable notice or cure periods.

          (b) Notwithstanding anything to the contrary contained herein, in the event the Company is required to file a Registration Statement pursuant to a Demand Notice, the Company shall have the option, in lieu of effecting any registration hereunder, of purchasing or causing one or more of its designees to purchase all of the Registrable Shares otherwise required to be included in such Registration Statement at a price equal to the Market Value thereof (reduced by an amount per share equal to the anticipated underwriter or brokerage discounts and commissions or other items constituting compensation to the anticipated underwriter, agent or broker-dealer), if any, upon such registered offering and any other expenses that would be payable by the Seller pursuant to Section 5(b)) on the day immediately preceding the date on which the Demand Notice has been given to the Company. Notice of the Company's election to exercise its option hereunder shall be furnished in writing by the Company to the Seller within five Business Days after receipt by the Company of the Demand Notice. Payment for any Registrable Shares purchased by the Company hereunder shall be made to the Seller in next day funds on a Business Day to be determined by the Company, which shall be within 20 days of the date the Seller receives notice from the Company of the Company's decision to exercise the option provided for in this Section 3(b). Upon any such sale, the Seller shall be deemed to have made the same representations and warranties concerning his title to and ownership of his Registrable Shares that are being so purchased and his power and authority to effect such sale as would customarily be made by a selling stockholder to an underwriter in an underwriting agreement with respect to a secondary distribution.


     4.   Obligations with Respect to Registration.

          (a) If and whenever the Company is obligated by the provisions of this Agreement to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

               (i) subject to Section 4(b), use its diligent efforts to cause the Registration Statement to remain effective, and prepare and file with the Commission any amendments and supplements to the Registration Statement and to the Prospectus used in connection therewith as may be necessary to keep the Prospectus current and in compliance in all material respects with the provisions of the Securities Act, until (A) in the case of a Shelf Registration Statement, the sooner to occur of the expiration of a two-year period following the date of this Agreement and the sale of all of the Registrable Shares covered by such Shelf Registration Statement, and (B) in the case of any other Registration Statement, the sooner to occur of the sale of all of the Registrable Shares covered by such Registration Statement or the 90th day following the effective date of such Registration Statement;

               (ii) notify the Seller, (A) when a Registration Statement becomes effective, (B) when the filing of a post-effective amendment to a Registration Statement or supplement to the Prospectus is required, when the same is filed, and

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          in the case of a post-effective amendment, when the same becomes effective, (C) of any request by the Commission for any amendment of or supplement to a Registration Statement or any Prospectus relating thereto or for additional information and (D) of the entry of any stop order suspending the effectiveness of such Registration Statement or of the initiation of any proceedings for that purpose;

               (iii) furnish to the Seller a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, and such number of copies of the final Prospectus and of each supplement thereto as may reasonably be required to facilitate the distribution of the Registrable Shares included in such Registration Statement;

               (iv) register or qualify the Registrable Shares covered by a Registration Statement under the securities or blue sky laws of such jurisdictions in the United States as the Seller shall reasonably request, and do any and all other acts and things which may be necessary to enable the Seller to consummate the disposition in such jurisdictions of such Registrable Shares in accordance with a method of distribution described in such Registration Statement; provided, however, that the Company shall in no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Shares covered by such Registration Statement, or to subject itself to taxation in any jurisdiction where it has not theretofore done so; and

               (v) cause such Registrable Shares covered by a Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over-the-counter market on which the Common Stock is then listed or traded upon the sale of such Registrable Shares pursuant to such Registration Statement.

          (b) Notwithstanding anything to the contrary contained herein, if at any time after the filing of a Registration Statement or after it is declared effective by the Commission, the Company determines, in its reasonable business judgment, that such registration and offering could interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization, or other material transaction or development involving the Company or any of its affiliates or require the Company to disclose matters that otherwise would not be required to be disclosed at such time, then the Company may require the suspension by the Seller of the distribution of any of the Registrable Shares by giving notice to the Seller. Any such notice need not specify the reasons for such suspension if the Company determines, in its reasonable business judgment, that doing so would interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information. In the event that such notice is given, then until the Company has determined, in its reasonable business judgment, that such registration and offering would no longer interfere with the matters described in the

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     preceding sentence and has given notice thereof to the Seller, the
     Company's obligations under Section 2(b), if the Registration Statement has not become effective, or under Section 4(a)(i), if the Registration Statement has become effective, will be suspended. In the event of a suspension pursuant to this Section 4(b) after a Registration Statement has been declared effective, the ninety-day period of effectiveness of such Registration Statement referred to in Section 4(a)(i) will be extended by a number of days equal to the total number of days for which the distribution of Registrable Shares included in such Registration Statement has been suspended under this Section 4(b). In the case of an effective Shelf Registration Statement, in the event of a suspension pursuant to this
     Section 4(b) during any Sale Period, then upon notice from the Company that such suspension is no longer in effect, the Seller may recommence distribution of Registrable Shares for a number of days equal to the number of days during such Sale Period in which such suspension was in effect.

          (c) The Company's obligations under this Agreement shall be conditioned upon the Seller's compliance with the following:

               (i) the Seller shall cooperate with the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to keep the Registration Statement effective, the Seller will provide to the Company, in writing, for use in the Registration Statement, all information regarding the Seller and such other information as may be necessary to enable the Company to prepare the Registration and Prospectus covering the Registrable Shares and to maintain the currency and effectiveness thereof;

               (ii) the Seller shall permit the Company, the proposed underwriters, agents or broker-dealers of the offering or other distribution and their respective representatives and agents to examine such documents and records and shall supply any information as they may reasonably request in connection with the offering or other distribution in which the Seller proposes to participate;

               (iii) the Seller shall enter into such agreements with the Company and any underwriter, broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are in each case customarily entered into and made by selling stockholders, and will cause its counsel to give any legal opinions customarily given, in secondary distributions under similar circumstances;

               (iv) during such time as the Seller may be engaged in a distribution of the Registrable Shares, the Seller will comply with all applicable laws including but not limited to Rules 10b-6 and 10b-7 promulgated under the Exchange Act and pursuant thereto will, among other things: (A) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (B) distribute the Shares owned by the Seller solely in the manner described in the Registration Statement; (C) cause to be furnished to each underwriter, agent or broker-dealer to or through whom the Registrable Shares may be offered, or to the offeree if an offer is made directly by the Seller, such copies of the Prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such underwriter, agent, broker-dealer or

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          offeree; and (D) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act;

               (v) other than in the case of an underwritten public offering, at least ten (10) days prior to any distribution of Registrable Shares, the Seller will advise the Company in writing of the dates on which the distribution will commence and terminate, the number of the Registrable Shares to be sold, the terms and the manner of sale (including, to the extent applicable, the purchase price, the name of any underwriter, agent or broker-dealer to or through whom such distribution is being made, and the amount of any selling commissions or other items constituting compensation to such underwriter, agent or broker-dealer) and the number of shares of Common Stock that will be owned beneficially by the Seller after giving effect to such sale; and

               (vi) on notice from the Company of the happening of any of the events specified in clauses (B), (C) or (D) of Section 4(a)(ii), or that, as set forth in Section 4(b), it requires the suspension by the Seller of the distribution of any of the Registrable Shares, then the Seller shall cease offering or distributing the Registrable Shares until such time as the Company notifies the Seller that offering and distribution of the Registrable Shares may recommence.


     5.   Expenses of Registration.

          Subject to Section 2(f), all expenses in connection with any Registration Statement, any qualification or compliance with federal or state laws required in connection therewith, and the distribution of the Registrable Shares shall, as between the Seller and the Company, be borne as follows:

          (a) The Company shall pay and be responsible for the registration fee payable under the Securities Act, blue sky fees and expenses, if applicable (subject to the limitations set forth in Section 4(a)(iv)), printing fees and all fees and disbursements of the Company's counsel and accountants. Solely at its discretion, the Company may, in lieu of engaging the services of a financial printing company with respect to the Registration Statement or the Prospectus, arrange for the photocopying thereof, in which event the Company will bear the applicable photocopying costs.

          (b) The Seller shall pay all fees and disbursements of his own counsel and advisers, all stock transfer fees (including the cost of all transfer tax stamps) or expenses, if any, and all other expenses (including underwriting or brokerage discounts, commissions and fees) related to the distribution of the Shares that have not expressly been assumed by the Company as set forth above.


     6.   Indemnification.

          (a) The Company agrees to indemnify and hold harmless the Seller from and against any losses, claims, damages or liabilities (collectively "Losses") to which the

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     Seller may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, subject to Section 6(c), the Company will reimburse the Seller for any legal or other expenses reasonably incurred by him in connection with investigating or defending any such Losses; provided, however, that the Company will not indemnify or hold harmless the Seller from or against any such Losses (i) that arise out of or are based upon any violation of any federal or state securities laws, rules or regulations committed by the Seller (or any agent, broker-dealer or underwriter engaged by him) or in the case of a non-underwritten offering, any failure by the Seller to give any purchaser of Registrable Shares at or prior to the written confirmation of such sale, a copy of the most recent Prospectus or (ii) if the untrue statement, omission or allegation thereof upon which such Losses or expenses are based (x) was made in reliance upon and in conformity with the information provided by or on behalf of the Seller specifically for use or inclusion in the Registration Statement or any Prospectus, or (y) was made in any Prospectus used after such time as the Company advised the Seller that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (z) was made in any Prospectus used after such time as the obligation of the Company hereunder to keep the Registration Statement effective and current has expired or been suspended hereunder.

          (b) The Seller agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act (the "Company Indemnified Parties"), from and against any Losses, joint or several, to which the Company Indemnified Parties may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information provided by or on behalf of the Seller specifically for use or inclusion in the Registration Statement or any Prospectus, or (ii) the use of any Prospectus after such time as the Company has advised the Seller that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or (iii) the use of any Prospectus after such time as the obligation of the Company hereunder to keep the Registration Statement effective and current has expired or been suspended hereunder, or (iv) any violation by the Seller (or any agent, broker-dealer or underwriter engaged by the Seller) of any federal or state securities law or rule or regulation thereunder or in the case of a non-underwritten offering, any failure by the Seller to give any purchaser of Registrable Shares at or prior to the written confirmation of such sale, a copy of the most recent Prospectus; and, subject to Section 6(c), the Seller will reimburse such Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses. For purposes of clause (i) of the preceding sentence and clause (ii) of the last sentence of Section 6(a), but without limiting the generality thereof, any information concerning the Seller or plan of distribution included in any Registration

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     Statement or Prospectus which is provided to the Seller for his review within a reasonable period before filing or use thereof and to which information the Seller has not promptly provided written notice of objection to the Company shall be deemed to have been provided by the Seller specifically for use in such Registration Statement or Prospectus.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, to assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action or proceeding. In the event that the Indemnifying Party elects to assume the defense in any action or proceeding, the Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be such Indemnified Party's expense unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by the Seller or the Company as the case may be). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for under this Section 6 is unavailable to or insufficient to hold the Indemnified Party harmless under subparagraphs (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying

     Party on the one hand and such Indemnified Party on the other from the subject offering or distribution or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other hand shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution (after deducting expenses) received by the Indemnifying Party bears to the net proceeds of the offering or other distribution (after deducting expenses) received by the Indemnified Party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Company or the Seller, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the Registrable Shares and any other equitable considerations appropriate under the circumstances.
     The amount paid or payable by an Indemnified Party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


     7.   Notices.   All notices, requests, demands, waivers and other
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

               (a)  if to the Company:

                         Tele-Communications, Inc.
                         5619 DTC Parkway
                         Englewood, Colorado 80111
                         Attention:Stephen M. Brett, Esq.
                         Facsimile:(303) 488-3245


               (b)  if to Seller:

                         Lawrence Flinn, Jr.
                         100 First Stamford Place
                         Stamford, Connecticut 06902
                         Facsimile:203-977-7673

or to such other person or address as any party shall specify by notice in writing to the other party. All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by telecopy (answer back received) or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgement of receipt requested. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.


     8.   Amendment.   Any provision of this Agreement may be amended or
modified in whole or in part at any time by an agreement in writing among the Company and the Seller, executed in the same manner as this Agreement. No consent, waiver or similar act shall be effective unless in writing.


     9.   Entire Agreement.   This Agreement constitutes the entire agreement
among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.


     10.  Counterparts.   This Agreement may be executed in two or more
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


     11.  Governing Law.   This Agreement shall be governed by and interpreted
in accordance with the internal laws of the State of Colorado, without giving effect to principles of conflicts of laws.


     12.  Assignment.   The Seller may not assign his rights under this
Agreement without the prior written consent of the Company, except to members of Seller's family and trusts, partnerships and other entities primarily for their benefit and that of the Seller. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              TELE-COMMUNICATIONS, INC.


                              By:
                                 ------------------------------------




                              ---------------------------------------
                              LAWRENCE FLINN, JR.

                                                                      EXHIBIT A



     The Registrable Shares may be sold by the Seller directly or through agents designated from time to time or to or through broker-dealers designated from time to time. To the extent required, any such agent or broker-dealer involved in the offer and sale of the Registrable Shares and any applicable commissions, discounts or other items constituting compensation to such agents or broker-dealers will be set forth in a Prospectus Supplement.

     The distribution of the Registrable Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Registrable Shares may be sold through a broker-dealer acting as agent or broker for the Seller, or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Registrable Shares to the public at varying prices to be determined by such broker-dealer at the time of resale.